AMENDMENT TO CUSTODIAN CONTRACT

      This Amendment to the Custodian Contract is made as of December 5, 2000, by and between Wanger Advisors Trust (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

      WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of January 20, 1995 (as amended and in effect from time to time, the "Contract"); and

      WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the series described on Schedule I hereto subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

      WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 21 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 22, respectively.

II. New Articles 3 and 4 of the Contract are hereby added as of the effective date of this Amendment, as set forth below.


3. Provisions Relating to Rules 17f-5 and 17f-7

3.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities

Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(l) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2. The Custodian as Foreign Custody Manager.

      3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

      3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country used on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Sixty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

      3.2.3 Scope of Delegated Responsibilities:

            (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1), as amended from time to time.

            (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2), as amended from time to time.

            (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

      3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board or its delegate (which shall not include the Foreign Custody Manager) shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

      3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

      3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

The Foreign Custody Manager shall deliver the written reports required by this
Section 3.2 to the following address, or such other address as the Fund shall from time to time reasonably request:

             Board of Trustees
             Wanger Advisors Trust
             c/o Liberty Wanger Asset Management, L.P.
             227 West Monroe, Suite 3000
             Chicago, Illinois 60606
             Attention: Bruce H. Lauer

      3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

      3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3 Eligible Securities Depositories.

      3.3.1 Risk Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories in accordance with section (a)(l)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(l)(i)(B) of Rule 17f-7. A list of Eligible Securities Depositories is set forth on Schedule B, which list may be amended from time to time.

      3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1 Definitions. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4. Transactions in Foreign Custody Account.

            4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

      (ii) in connection with any repurchase agreement related to foreign securities;

      (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

      (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

      (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

      (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

      (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

      (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

      (ix) for delivery as security in connection with any borrowing by a Portfolio requiring a pledge of assets by such Portfolio;

      (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (xi)        in connection with the lending of foreign securities; and

      (xii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

      4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

      (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

      (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

      (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

      (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

      (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (vi) for payment of part or all of the dividends received in respect of securities sold short;

      (vii) in connection with the borrowing or lending of foreign securities; and

      (viii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

      4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

In the event the Custodian, in its capacity as Foreign Custody Manager, determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate as provided in Section 3.2.3(c) hereof, upon receipt of Proper Instructions the Custodian will assist the Portfolios in withdrawing their assets from such Eligible Foreign Custodian as soon as reasonably practicable.

4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except as such liability may arise from such nominee's own negligence, misfeasance, bad faith or willful misconduct. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to each Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Absent the Custodian's failure to observe the standard of care set forth in Section 14, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. Liability of Foreign Sub-Custodians.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. Liability of Custodian.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Contract is executed on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Contract are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

      IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                           STATE STREET BANK and TRUST COMPANY

/s/ Nelson H. Graves
--------------------
Nelson H. Graves                        By:    /s/ Ronald E. Logue
Vice President &                              ----------------------------------
Counsel                                 Name:  Ronald E. Logue
                                        Title: Vice Chairman and Chief Operating
                                               Officer


WITNESSED BY:                           WANGER ADVISORS TRUST

/s/ [Illegible]
--------------------
                                        By:    /s/ Bruce H. Lauer
                                              ----------------------------------
                                        Name:  Bruce H. Lauer
                                        Title: VICE PRESIDENT

                                   Schedule I
                                       to
                        Amendment to Custodian Contract
                                 by and between
                             Wanger Advisors Trust
                                      and
                      State Street Bank and Trust Company

                                 List of Series
                                 --------------

Wanger U.S. Small Cap Advisor
Wanger International Small Cap Advisor
Wanger Twenty
Wanger Foreign Forty

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                        Subcustodian

Argentina                      Citibank, N.A.

Australia                      Westpac Banking Corporation

Austria                        Erste Bank der Osterreichischen
                               Sparkassen AG

Bahrain                        HSBC Bank Middle East
                               (as delegate of The Hongkong and
                               Shanghai Banking Corporation Limited)

Bangladesh                     Standard Chartered Bank

Belgium                        Fortis Bank nv-sa

Bermuda                        The Bank of Bermuda Limited

Bolivia                        Citibank, N.A.

Botswana                       Barclays Bank of Botswana Limited

Brazil                         Citibank, N.A.

Bulgaria                       ING Bank N.V.

Canada                         State Street Trust Company Canada

Chile                          Citibank, N.A.

People's Republic              The Hongkong and Shanghai
of China                       Banking Corporation Limited,
                               Shanghai and Shenzhen branches

Colombia                       Cititrust Colombia S.A. Sociedad Fiduciaria


10/12/00                                1

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                        Subcustodian

Costa Rica                     Banco BCT S.A.

Croatia                        Privredna Banka Zagreb d.d

Cyprus                         The Cyprus Popular Bank Ltd.

Czech Republic                 Ceskoslovenska Obchodni
                               Banka, A.S.

Denmark                        Den Danske Bank

Ecuador                        Citibank, N.A.

Egypt                          Egyptian British Bank S.A.E.
                               (as delegate of The Hongkong
                               and Shanghai Banking Corporation
                               Limited)

Estonia                        Hansabank

Finland                        Merita Bank Plc.

France                         BNP Paribas, S.A.

Germany                        Dresdner Bank AG

Ghana                          Barclays Bank of Ghana Limited

Greece                         National Bank of Greece S.A.

Hong Kong                      Standard Chartered Bank

Hungary                        Citibank Rt.


10/12/00                                2

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                        Subcustodian

Iceland                        Icebank Ltd.

India                          Deutsche Bank AG

                               The Hongkong and Shanghai
                               Banking Corporation Limited

Indonesia                      Standard Chartered Bank

Ireland                        Bank of Ireland

Israel                         Bank Hapoalim B.M.

Italy                          BNP Paribas, Italian Branch

Ivory Coast                    Societe Generale de Banques
                               en Cote d'Ivoire

Jamaica                        Scotiabank Jamaica Trust and Merchant
                               Bank Ltd.

Japan                          The Fuji Bank, Limited

                               The Sumitomo Bank, Limited

Jordan                         HSBC Bank Middle East
                               (as delegate of The Hongkong and
                               Shanghai Banking Corporation Limited)

Kazakhstan                     HSBC Bank Kazakhstan

Kenya                          Barclays Bank of Kenya Limited

Republic of Korea              The Hongkong and Shanghai Banking
                               Corporation Limited


10/12/00                                3

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                        Subcustodian

Latvia                         A/s Hansabanka

Lebanon                        HSBC Bank Middle East
                               (as delegate of The Hongkong and
                               Shanghai Banking Corporation Limited)

Lithuania                      Vilniaus Bankas AB

Malaysia                       Standard Chartered Bank Malaysia Berhad

Mauritius                      The Hongkong and Shanghai
                               Banking Corporation Limited

Mexico                         Citibank Mexico, S.A.

Morocco                        Banque Commerciale du Maroc

Namibia                        Standard Bank Namibia Limited

Netherlands                    Fortis Bank (Nederland) N.V.

New Zealand                    ANZ Banking Group (New Zealand) Limited

Nigeria                        Stanbic Merchant Bank Nigeria Limited

Norway                         Christiania Bank og Kreditkasse ASA

Oman                           HSBC Bank Middle East
                               (as delegate of The Hongkong and
                               Shanghai Banking Corporation Limited)

Pakistan                       Deutsche Bank AG

Palestine                      HSBC Bank Middle East
                               (as delegate of The Hongkong and
                               Shanghai Banking Corporation Limited)


10/12/00                                4

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                        Subcustodian

Panama                         BankBoston, N.A.

Peru                           Citibank, N.A.

Philippines                    Standard Chartered Bank

Poland                         Citibank (Poland) S.A.

Portugal                       Banco Comercial Portugues

Qatar                          HSBC Bank Middle East
                               (as delegate of The Hongkong and
                               Shanghai Banking Corporation Limited)

Romania                        ING Bank N.V.

Russia                         Credit Suisse First Boston AO - Moscow
                               (as delegate of Credit Suisse
                               First Boston - Zurich)

Singapore                      The Development Bank of Singapore Limited

Slovak Republic                Ceskoslovenska Obchodni Banka, A.S.

Slovenia                       Bank Austria Creditanstalt d.d. - Ljubljana

South Africa                   Standard Bank of South Africa Limited

Spain                          Banco Santander Central Hispano S.A.

Sri Lanka                      The Hongkong and Shanghai
                               Banking Corporation Limited

Swaziland                      Standard Bank Swaziland Limited


10/12/00                                5

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                        Subcustodian

Sweden                         Skandinaviska Enskilda Banken

Switzerland                    UBS AG

Taiwan - R.O.C.                Central Trust of China

Thailand                       Standard Chartered Bank

Trinidad & Tobago              Republic Bank Limited

Tunisia                        Banque Internationale Arabe de Tunisie

Turkey                         Citibank, N.A.

Ukraine                        ING Bank Ukraine

United Kingdom                 State Street Bank and Trust Company,
                               London Branch

Uruguay                        BankBoston, N.A.

Venezuela                      Citibank, N.A.

Vietnam                        The Hongkong and Shanghai
                               Banking Corporation Limited

Zambia                         Barclays Bank of Zambia Limited

Zimbabwe                       Barclays Bank of Zimbabwe Limited


10/12/00                                6

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                        Depositories

Argentina                      Caja de Valores S.A.

Australia                      Austraclear Limited

                               Reserve Bank Information and
                               Transfer System

Austria                        Oesterreichische Kontrollbank AG
                               (Wertpapiersammelbank Division)

Belgium Caisse Interprofessionnelle de Depots et de Viremens de Titres, S.A.

                               Banque Nationale de Belgique

Brazil                         Companhia Brasileira de Liquidacao e Custodia

Bulgaria                       Central Depository AD

                               Bulgarian National Bank

Canada                         Canadian Depository for Securities Limited

Chile                          Deposito Central de Valores S.A.

People's Republic              Shanghai Securities Central Clearing &
of China                       Registration Corporation

                               Shenzhen Securities Central Clearing Co., Ltd.

Colombia                       Deposito Centralizado de Valores

Costa Rica                     Central de Valores S.A.


10/12/00

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                        Depositories

Croatia                        Ministry of Finance

                               National Bank of Croatia

                               Sredisnja Depozitarna Agencija d.d.

Czech Republic                 Stredisko cennych papiru

                               Czech National Bank

Denmark                        Vaerdipapircentralen (Danish Securities Center)

Egypt                          Misr for Clearing, Settlement, and Depository

Estonia                        Eesti Vaartpaberite Keskdepositoorium

Finland                        Finnish Central Securities Depository

France Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres

Germany                        Clearstream Banking AG, Frankfurt

Greece                         Bank of Greece,
                               System for Monitoring Transactions in
                               Securities in Book-Entry Form

                               Apothetirion Titlon AE - Central Securities
                               Depository

Hong Kong                      Central Clearing and Settlement System

                               Central Moneymarkets Unit

Hungary                        Kozponti Elszamolohaz es Ertektar
                               (Budapest) Rt. (KELER)


10/12/00

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                        Depositories

India                          National Securities Depository Limited

                               Central Depository Services India Limited

                               Reserve Bank of India

Indonesia                      Bank Indonesia

                               PT Kustodian Sentral Efek Indonesia

Ireland                        Central Bank of Ireland
                               Securities Settlement Office

Israel                         Tel Aviv Stock Exchange Clearing
                               House Ltd. (TASE Clearinghouse)

Italy                          Monte Titoli S.p.A.

                               Banca d'Italia

Ivory Coast                    Depositaire Central -- Banque de Reglement

Jamaica                        Jamaica Central Securities Depository

Japan                          Japan Securities Depository Center (JASDEC)
                               Bank of Japan Net System

Kazakhstan                     Central Depository of Securities

Kenya                          Central Bank of Kenya

Republic of Korea              Korea Securities Depository

Latvia                         Latvian Central Depository


10/12/00

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                        Depositories

Lebanon                        Custodian and Clearing Center of
                               Financial Instruments for Lebanon
                               and the Middle East (Midclear) S.A.L.
                               Banque du Liban

Lithuania                      Central Securities Depository of Lithuania

Malaysia                       Malaysian Central Depository Sdn. Bhd.

                               Bank Negara Malaysia,
                               Scripless Securities Trading and Safekeeping
                               System

Mauritius                      Central Depository and Settlement Co. Ltd.

                               Bank of Mauritius

Mexico                         S.D. INDEVAL
                               (Instituto para el Deposito de Valores)

Morocco                        Maroclear

Netherlands                    Nederlands Centraal Instituut voor
                               Giraal Effetenverkeer B.V. (NECIGEF)

New Zealand                    New Zealand Central Securities
                               Depository Limited

Nigeria                        Central Securities Clearing System Limited

Norway                         Verdipapirsentralen (Norwegian Central
                               Securities Depository)

Oman                           Muscat Depository & Securities
                               Registration Company, SAOC


10/12/00

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                        Depositories

Pakistan                       Central Depository Company of Pakistan Limited

                               State Bank of Pakistan

Palestine                      Clearing Depository and Settlement, a department
                               of the Palestine Stock Exchange

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A.

Philippines                    Philippine Central Depository, Inc.

                               Registry of Scripless Securities
                               (ROSS) of the Bureau of Treasury

Poland                         National Depository of Securities
                               (Krajowy Depozyt Papierow Wartosciowych SA)

                               Central Treasury Bills Registrar

Portugal                       Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                        National Securities Clearing, Settlement and
                               Depository Company

                               Bucharest Stock Exchange Registry Division

                               National Bank of Romania

Singapore                      Central Depository (Pte) Limited

                               Monetary Authority of Singapore


10/12/00

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                        Depositories

Slovak Republic                Stredisko cennych papierov

                               National Bank of Slovakia

Slovenia                       Klirinsko Depotna Druzba d.d.

South Africa                   Central Depository Limited

                               Share Transactions Totally Electronic
                               (STRATE) Ltd.

Spain                          Servicio de Compensacion y
                               Liquidacion de Valores, S.A.

                               Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka                      Central Depository System (Pvt) Limited

Sweden                         Vardepapperscentralen VPC AB
                               (Swedish Central Securities Depository)

Switzerland                    SegaIntersettle AG (SIS)

Taiwan - R.O.C.                Taiwan Securities Central Depository Co., Ltd.

Thailand                       Thailand Securities Depository Company Limited

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres

Turkey                         Takas ve Saklama Bankasi A.S. (TAKASBANK)

                               Central Bank of Turkey


10/12/00

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                        Depositories

Ukraine                        National Bank of Ukraine

United Kingdom                 Central Gilts Office and
                               Central Moneymarkets Office

Venezuela                      Banco Central de Venezuela

Zambia                         LuSE Central Shares Depository Limited

                               Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG


10/12/00

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information          Brief Description
-------------------------------          -----------------
(Frequency)

The Guide to Custody in World Markets    An overview of safekeeping and
(annually)                               settlement practices and procedures in
                                         each market in which State Street Bank
                                         and Trust Company offers custodial
                                         services.

Global Custody Network Review            Information relating to the operating
(annually)                               history and structure of depositories
                                         and subcustodians located in the
                                         markets in which State Street Bank and
                                         Trust Company offers custodial
                                         services, including transnational
                                         depositories.

Global Legal Survey                      With respect to each market in which
(annually)                               State Street Bank and Trust Company
                                         offers custodial services, opinions
                                         relating to whether local law restricts
                                         (i) access of a fund's independent
                                         public accountants to books and records
                                         of a Foreign Sub-Custodian or Foreign
                                         Securities System, (ii) the Fund's
                                         ability to recover in the event of
                                         bankruptcy or insolvency of a Foreign
                                         Sub-Custodian or Foreign Securities
                                         System, (iii) the Fund's ability to
                                         recover in the event of a loss by a
                                         Foreign Sub-Custodian or Foreign
                                         Securities System, and (iv) the ability
                                         of a foreign investor to convert cash
                                         and cash equivalents to U.S. dollars.

Subcustodian Agreements                  Copies of the subcustodian contracts
(annually)                               State Street Bank and Trust Company has
                                         entered into with each subcustodian in
                                         the markets in which State Street Bank
                                         and Trust Company offers subcustody
                                         services to its US mutual fund clients.

Network Bulletins (weekly):              Developments of interest to investors
                                         in the markets in which State Street
                                         Bank and Trust Company offers custodial
                                         services.

Foreign Custody Advisories (as           With respect to markets in which State
necessary):                              Street Bank and Trust Company offers
                                         custodial services which exhibit
                                         special custody risks, developments
                                         which may impact State Street's ability
                                         to deliver expected levels of service.